Execution Version

DATED 27 OCTOBER 2023

JSC KASPI.KZ

AND

THE BANK OF NEW YORK MELLON

LEVEL III ADS SUPPLEMENTAL AGREEMENT

Relating to a Deposit Agreement dated 28 March 2019

I

THIS LEVEL III ADS SUPPLEMENTAL AGREEMENT (this "Agreement") is made on 27 October 2023

BETWEEN:

(1)	JSC KASPI.KZ (the "Company"); and

(2)	THE BANK OF NEW YORK MELLON, in its capacity as Depositary pursuant to the Deposit Agreement (as defined below) (the "Depositary").

WHEREAS:

(A)	On 28 March 2019, the Company and the Depositary entered into a Regulation S / Rule 144A deposit agreement to establish a facility for the issuance of GDRs (the "Existing Agreement").
(B)	The parties desire to amend and restate the terms of the Existing Agreement and the terms and conditions of the GDRs as set out in Schedule 1 of the Existing Agreement and the Regulation S Master GDR (the "Existing Conditions") which are applicable to the Regulation S GDRs and the Regulation S Facility, by amending and restating such terms (the "Level III ADS Deposit Agreement") to be governed by New York law to rename the Regulation S GDRs as "American Depositary Shares" or "ADSs", including all appropriate changes to enable the ADSs to be registered in the United States with the Securities and Exchange Commission (the "SEC").
(C)	The parties additionally intend to enter into another supplemental agreement (the "Rule 144A Supplemental Agreement") to amend and restate all terms of the Existing Agreement and the Existing Conditions which will remain applicable to the Rule 144A GDRs to remove all provisions related to the Regulation S GDRs and the Regulation S Facility.
(D)	The parties also intend to amend the deed poll executed by the Company on 28 March 2019 which will remain applicable to the Rule 144A GDRs to remove all provisions related to the Regulation S GDRs and the Regulation S Facility.
(E)	This Agreement and the Level III ADS Deposit Agreement shall both take effect on the Effective Date (as defined below).

NOW IT IS HEREBY AGREED as follows:

I.	INTERPRETATION

1.1	All words and phrases defined in the Existing Agreement and the Existing Conditions shall have the same meanings when used in this Agreement, except as otherwise replaced or amended herein.

1.2	In this Agreement, "Effective Date" means the first date on which both the Form F-6 registration statement with respect to the ADSs (the "Form F-6") has been declared effective by the SEC, and the Company has confirmed to the Depositary in writing (by email to the Depositary to bnymdepositarynotices@bnymellon.com and drprojectsuperapp@bnymellon.com) that the amendments to the Existing Agreement and the Existing Conditions have come into effect, which shall be a date at least 30 calendar days from the date of this Agreement, and "Deposit Agreement" means the Existing Agreement incorporating all amendments set out in this Agreement.

II.	EFFECTIVE DATE OF AMENDMENTS

2.1	Subject always to Clause 3 below, with effect from the Effective Date:

2.1.1	the Existing Agreement and the Existing Conditions shall be amended by the provisions of Clause 3 of this Agreement;

2.1.2	all references in the Existing Agreement and the Existing Conditions to the "Deposit Agreement" shall mean the Level III ADS Deposit Agreement as amended by this Agreement with respect to the Regulation S GDRs and as otherwise varied or amended from time to time; and

2.1.3	all references in the Existing Agreement and the Existing Conditions to the "Conditions" shall mean the Existing Conditions as amended by the amendments set out in this Agreement and as otherwise varied or amended from time to time.

III.	AMENDMENT TO THE EXISTING AGREEMENT AND EXISTING CONDITIONS

3.1	Subject to Clause 3.2, with effect on and from the Effective Date:

3.1.1	the terms of the Existing Agreement applicable to the Regulation S GDRs are amended and restated so that they shall be read and construed for all purposes as set out in Schedule 1 to this Agreement; and

3.1.2	the terms of the Existing Conditions applicable to the Regulation S GDRs are amended and restated so that they shall be read and construed for all purposes as set out in Schedule 1 of the Level III ADS Deposit Agreement.

3.2	The amendment and restatement of the Existing Agreement and Existing Conditions applicable to the Regulation S GDRs shall be conditional on:

(a)	the creation of a separate document in the same form as set out in the Schedule 1 to this Agreement;

(b)	the filing of such document with the SEC in accordance with Clause 4 of this Agreement;

(c)	the SEC declaring effective the Form F-6 to which the document in Schedule 1 will be an exhibit in accordance with Clause 4 of this Agreement; and

(d)	the Company confirming in writing to the Depositary (in accordance with Clause 1.2) the amendment and restatement to the Existing Agreement and Existing Conditions coming into effect.

3.3	Notwithstanding any other terms of this Agreement, the Existing Deposit Agreement or the Level III ADS Deposit Agreement, the Depositary will have no obligation to perform any functions in its capacity as depositary under the Level III ADS Deposit Agreement after the Effective Date until the Form F-6 has been declared effective by the SEC and the Company has confirmed to the Depositary in writing (in accordance with Clause 1.2) the amendments to the Existing Agreement and Existing Conditions has come into effect.

IV.	SEC FILING

The parties agree that, following the execution of this Agreement, the parties will, for the purpose only of filing with the SEC, create a separate updated document which is identical to the document set out in Schedule 1 to this Agreement, sign such document for the purposes of identification, and procure the submission of such document to the SEC together with an appropriately completed Form F-6.

V.	TERMINATION

If the Form F-6 has not been declared effective on or before midnight on 30 June 2024, this Agreement shall terminate automatically.

VI.	CONTINUANCE OF THE DEPOSIT AGREEMENT AND CONDITIONS

6.1	The parties acknowledge and agree that:

(a)	the amendments contained in Clause 3 are made pursuant to and subject to the provisions of Clause 14 of the Existing Agreement and Conditions 21 and 22;

(b)	the Depositary will give notice of the amendments to Holders of GDRs in accordance with Conditions 21 and 22; and

(c)	the amendments contained in Clause 3 shall not become effective until the Effective Date, being a date not earlier than the expiration of 30 calendar days after notice of the amendments has been given by the Depositary to Holders of GDRs.

6.2	The Existing Agreement and this Agreement shall be read and construed, and be enforceable as if the terms of this Agreement were inserted in the Existing Agreement, by way of substitution or addition, as the case may be, as one and the same document.

6.3	Save as expressly provided in this Agreement, the parties acknowledge and agree that, subject to the amendments set out in this Agreement, the Existing Agreement and the Existing Conditions are confirmed and shall remain in full force and effect.

VII.	REPRESENTATIONS

7.1	The Company represents and warrants to the Depositary, as at the date of this Agreement and on each day that this Agreement is in force, that:

(a)	This Agreement has been duly and validly authorised, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(b)	The delivery and performance of this Agreement and the Level III ADS Deposit Agreement by the Company does not and will not conflict with or violate the laws or regulations of Kazakhstan, or any other applicable law or regulations, or the constitutional documents of the Company;

(c)	Except where the Company notifies the Depositary in writing of the existence and details of a relevant requirement or charge in a reasonable time before such requirement or charge comes into force, there is no requirement that this Agreement or the Level III ADS Deposit Agreement should be filed or recorded with any court or other authority in Kazakhstan or any other applicable jurisdiction, nor does any stamp or similar tax or governmental charge need to be paid in Kazakhstan or any other applicable jurisdiction on or in respect of such documents, in order to ensure the legality, validity, enforceability or, subject to compliance with the applicable procedures and formalities listed in Schedule 2 to this Agreement, admissibility in evidence of this Agreement or the Deposit Agreement in any such applicable jurisdiction; and

(d)	All of the information contained in this Agreement or provided to the Depositary by the Company in connection herewith is true, accurate and correct.

VIII.	NOTICES

8.1 Any notice or demand to the Company or the Depositary or any approval or certificate required to be given, made or served for any purposes under this Agreement shall be in the English language and shall be given, made or served by sending the same by an international courier with package tracking or by delivering it by hand with a copy by email (which shall not be deemed to be service), as follows:

The Company: JSC Kaspi.kz

154, Nauryzbay Batyr, Almaty, 050013, Kazakhstan Attention: Larissa Dedikova, Maria Tkach

Email: larissa.dedikova@kaspi.kz, maria.tkach@kaspi.kz

The Depositary: The Bank of New York Mellon

240 Greenwich Street New York

New York 10286

Attention: ADR Division

Email: bnymdepositarynotices@bnymellon.com

or to such other address or email address as shall have been notified (in accordance with this Clause 8) to the other party thereto and any notice or demand sent by courier as aforesaid shall be deemed given, made or served on the date of receipt by the sender of (a) confirmation of delivery from the relevant delivery service, or (b) confirmation of refusal from the relevant delivery service.

IX.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same documents. Any manual signature upon this Agreement that is faxed, scanned or photocopied, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq. shall for all purposes have the same validity, legal effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

X.	SEVERABILITY

If any one or more of the provisions contained in this Agreement or the Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or otherwise disturbed thereby.

XI.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom to enforce any term of this Agreement but this does not affect any right or remedy which otherwise exists or is available apart from that Act.

XII.	GOVERNING LAW

12.1 This Agreement, and all non-contractual obligations arising from or connected with this Agreement, are governed by and shall be construed in accordance with English law.

XIII.	JURISDICTION

13.1	The courts of England shall have jurisdiction to settle any disputes (each a "Dispute") which may arise out of or in connection with this Agreement (including any dispute relating to the existence, validity or termination of this Agreement, or any non- contractual obligation arising out of or in connection with this Agreement, or the consequences of the nullity of this Agreement) and the Regulation S GDRs, and accordingly any suit, legal action or proceedings arising out of or related to the Deposited Property related to the Regulation S GDRs, the Regulation S GDRs, the Conditions of the Regulation S GDRs or this Agreement ("Proceedings") may be brought in such courts. Without prejudice to the foregoing, each party further irrevocably agrees that any Proceedings may be brought in connection with the Level III ADS Deposit Agreement and the ADSs (as defined in the Level III ADS Deposit Agreement) in any New York State or United States Federal Court sitting in the Borough of Manhattan, New York City. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

13.2	These submissions are made for the benefit of the Depositary and shall not limit the right of the Depositary to take Proceedings in any other court of competent jurisdiction where such Proceedings involve jurisdictions other than those referred to in Clause 13.1 above or involve a claim to which the Company is joined in connection with this Agreement relating to more than one jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions (whether concurrently or not) to the extent permitted by law.

13.3	To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Company or its assets or revenues, the Company agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

13.4	The Company irrevocably appoints "Kaspi Bank" Joint Stock Company, with offices at 68 Lombard Street, London, EC3V 9LJ as its agent in England to receive process which may be served in any suit or Proceedings in England arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement. The Company agrees to receive service of process in any suit or Proceedings in New York arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement by pre-paid reputable international courier (given, made or served in accordance with Clause 8 of this Agreement) at its registered office in Kazakhstan. Any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such relevant agent at its address for the time being. The Company irrevocably undertakes not to revoke the authority of such agent and if, for any reason, the Depositary requests the Company to do so it shall promptly appoint another such agent with an address in England and notify the Depositary and the Holders accordingly. If for any other reason the Company does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. If, following such request, the Company fails to appoint another agent within 10 business days, the Depositary shall be entitled to appoint one on the Company's behalf and at the Company's expense. Nothing herein shall affect the right of the Company to serve process in any other manner permitted by law. The Depositary irrevocably appoints The Bank of New York Mellon, London Branch (Attention: The Manager), of 160 Queen Victoria Street, London EC4 4LA as its agent in England to receive service of process on any suit or Proceedings in England arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement. If for any reason the Depositary does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right of the Depositary to serve process in any other manner permitted by law.

XIV.	ARBITRATION

14.1	Notwithstanding any other provision of this Agreement, the parties to this Agreement agree that either party may elect, by notice in writing to the other party issued no later than the filing of a defence in any Proceedings, that the Dispute be resolved by arbitration and not litigation. In such case, the Dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "Rules") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this Clause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.2	The parties to this Agreement agree that:

14.2.1	the number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;

14.2.2	the place of the arbitration shall be London;

14.2.3	the language to be used in the arbitration proceedings shall be English; and

14.2.4	the decision and award of the arbitration shall be final and binding on the parties from the day it is made.

14.3	The governing law of this arbitration agreement shall be the substantive law of England, excluding conflict of law rules.

14.4	If a Proceeding has been initiated by a party in a court of competent jurisdiction at the time that the other party elects to submit the matter to arbitration in accordance with Clause 14.1, then each party agrees that it shall discontinue such Proceeding without delay.

14.5	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Conditions, whether in tort, contract, statute or otherwise, including any question regarding their existence, validity, interpretation, breach or termination (in any such case a "Related Dispute" provided that such Related Dispute has been or is to be submitted to arbitration), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitrators in respect of any Related Dispute, save where the arbitrators consider such appointment to be inappropriate.

14.6	The arbitrators, upon the request of one of the parties to a Dispute or Related Dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, may join any party to the Agreement or the Conditions to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes and Related Disputes between them. Each of the parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept joinder of any party requesting to be joined in accordance with this Clause 14.6.

14.7	Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to an Existing Dispute and one or more Related Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.

14.8	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

14.9	The parties hereby agree to waive any right of appeal to any court of law or other judicial authority in so far as such waiver may be validly made.

14.10	In the event that either party ("Party A") is made a party to or is otherwise required to participate in any litigation, arbitration or proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the other party ("Party B"), or which contains allegations to such effect, upon notice from Party A, Party B shall fully co-operate with Party A in connection with such litigation, arbitration or proceeding, and shall not resist being joined to any such legal actions if Party A so requests. Where Party A is the Company and Party B is the Depositary, (i) the Depositary shall only be required to take such actions pursuant to this Clause 14.10 to the extent permitted by law, and (ii) all properly and documented fees and expenses incurred by the Depository pursuant to this Clause 14.10 shall be payable the Company.

14.11	Without prejudice to the powers of the arbitrators provided in the Rules, statute or otherwise, the arbitrators shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the arbitrators shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims) if it appears to the arbitrators that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.

14.12	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the party's actual costs or to award any loss of profit whatsoever or any consequential, special or punitive damages.

XV.	LANGUAGE

15.1	Although this Agreement may be translated into the Kazakh language, the Kazakh version of this Agreement is for informational purposes only. In the event of any discrepancies between the English version and the Kazakh version of this Agreement, or any dispute regarding the interpretation of any provision in the English version or Kazakh version of this Agreement, the English version of this Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first above written.

JSC KASPI.KZ

By:

Print Name:

Title:

THE BANK OF NEW YORK MELLON

By:

Print Name:

Title:

SCHEDULE 1

===============================================================

JSC KASPI.KZ

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

, 2024

===============================================================

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS 2

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY

SHARES 10

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF

AMERICAN DEPOSITARY SHARES 17

ARTICLE 4. THE DEPOSITED SECURITIES 19

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY 31

ARTICLE 6. AMENDMENT AND TERMINATION 39

ARTICLE 7. MISCELLANEOUS 41

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of

, 2024 among JSC KASPI.KZ, a company incorporated under the laws of Kazakhstan (herein called the “Company”), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the “Depositary”), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary entered into a deposit agreement and deed poll dated 28 March 2019 (that agreement and deed poll, together, the “Prior Deposit Agreement”); and

WHEREAS, the Prior Deposit Agreement related to an offering of Global Depositary Receipts (“GDRs”) representing Common Shares of the Company under the Regulation S Facility and the Rule 144A Facility (as each of those capitalized terms is defined in the Prior Deposit Agreement); and

WHEREAS, the Prior Deposit Agreement is governed by English law; and

WHEREAS, under the terms of a Supplemental Agreement dated 2023 executed by the Company and the Depositary (the “Supplemental Agreement”), the Company and the Depositary wish to amend and restate the Prior Deposit Agreement in part pursuant to Clause 14 of the Prior Deposit Agreement and Condition 21 of the Terms and Conditions thereof only with respect the Regulation S Facility and the Regulation S GDRs, in the form of this Amended and Restated Deposit Agreement, to, among other things (i) eliminate the restrictions on issuance and transfer of the Regulation S GDRs, (ii) redesignate the Regulation S GDRs as American Depositary Shares,

(iii)	change the governing law of the Regulation S Facility to New York law and

(iv)  amend the terms and conditions of the former Regulation S GDRs in various other respects, it being understood that the Prior Deposit Agreement, as amended, shall continue in force and the terms of the Prior Deposit Agreement applicable to the Rule 144A Facility and the Rule 144A GDRs (as those terms are defined in the Prior Deposit Agreement) shall continue to govern the Rule 144A Facility and the Rule 144A GDRs; and

WHEREAS, the Company desires to provide, as set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) under this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed to this Amended and Restated Deposit Agreement, with appropriate insertions, modifications and omissions, as set forth in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the terms which, pursuant to the Supplemental Agreement, amend and restate the Prior Deposit Agreement in part, with respect to the Regulation S Facility and the Regulation S GDRs only, are as follows:

ARTICLE 1. DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1. American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.

Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not delivered or a sale of Deposited Securities under Section 3.2 or 4.8, each American Depositary Share shall thereafter represent the amount of Shares or other Deposited Securities that are then on deposit per American Depositary Share after giving effect to that distribution, change or sale.

SECTION 1.2. ARDFM.

The term “ARDFM” shall mean the Agency of the Republic of Kazakhstan for Regulation and Development of the Financial Market or any successor governmental agency in Kazakhstan.

SECTION 1.3. Bank.

The term “Bank” shall mean any second-tier bank incorporated in Kazakhstan from time to time.

SECTION 1.4. Bank Holding.

The term “Bank Holding” shall mean a legal entity (except for, among others, the state of Kazakhstan, the national managing holding, an organization specializing in improving the quality of credit portfolios of second-tier banks and subsidiaries of the NBK), which, directly or indirectly (whether independently or jointly with another person), in accordance with the relevant approval of the ARDFM:

(i)        owns 25 per cent. or more of the Voting Shares of a Bank (as defined below) (excluding preferred shares and shares redeemed by that Bank); or

(ii)	has the power to vote 25 per cent. or more of a Bank’s Voting Shares; or

(iii)    has the ability to determine the decisions taken by a Bank, by virtue of an agreement or otherwise.

SECTION 1.5. Blacklisted Jurisdiction.

The term “Blacklisted Jurisdiction” shall mean the Principality of Andorra; State of Antigua and Barbuda; Commonwealth of the Bahamas; Barbados State; State of Belize; The state of Brunei Darussalam; Republic of Vanuatu; Republic of Guatemala; State of Grenada; Republic of Djibouti; Dominican Republic; the Canary Islands (Spain); Macau Special Administrative Region (People’s Republic of China); Federal Islamic Republic of Comoros; Republic of Costa Rica; Labuan enclave (Malaysia); Republic of Liberia; Principality of Liechtenstein; Madeira Islands (Portugal); Republic of Maldives; Republic of Malta; Republic of Marshall Islands; Union of Myanmar; Republic of Nauru; Aruba and the dependent territories of the Antilles (Netherlands); Federal Republic of Nigeria; Cook Islands and Niue (New Zealand); Republic of Palau; Republic of Panama; Independent State of Samoa; Republic of Seychelles; State of Saint Vincent and the Grenadines; Federation of Saint Kitts and Nevis; State of Saint Lucia; Anguilla Islands, Bermuda, British Virgin Islands, Gibraltar, Cayman Islands, Montserrat Island, Turks and Caicos Islands, the Channel

Islands of Sark and Alderney, South Georgia Island, South Sandwich Islands and Chagos Island (United Kingdom); U.S. Virgin Islands, Wyoming, Guam, Delaware and the Commonwealth of Puerto Rico (United States); Kingdom of Tonga; Republic of the Philippines; Republic of Montenegro; Democratic Republic of Sri Lanka; United Republic of Tanzania; Commonwealth of Dominica; Cooperative Republic of Guyana; Lebanese Republic; Islamic Republic of Mauritania; Mariana Islands; City of Tangier (Kingdom of Morocco); Republic of Suriname; Republic of Trinidad and Tobago; Sovereign Democratic Republic of Fiji; Kerguelen Islands, French Guiana and French Polynesia (France); and Jamaica, as such list may be amended by the ARDFM from time to time.

SECTION 1.6. Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.7. Company.

The term “Company” shall mean JSC Kaspi.KZ, a company incorporated under the laws of Kazakhstan, and its successors.

SECTION 1.8. Custodian.

The term “Custodian” shall mean Halyk Bank JSC, as custodian for the purposes of this Deposit Agreement, and any other firm or corporation the Depositary appoints under Section 5.5 as a substitute or additional custodian under this Deposit Agreement, and shall also mean all of them collectively.

SECTION 1.9. Deliver; Surrender.

(a)       The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b)      The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) registration of those American Depositary Shares in the name of DTC or its nominee and book-entry transfer of those

American Depositary Shares to an account at DTC designated by the person entitled to that delivery, (ii) registration of those American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Depositary’s Office to the person entitled to that delivery of one or more Receipts evidencing those American Depositary Shares registered in the name requested by that person.

(c)       The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.10. Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as it may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.11. Depositary; Depositary’s Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary under this Deposit Agreement. The term “Office”, when used with respect to the Depositary, shall mean the office at which its depositary receipts business is administered, which, at the date of this Deposit Agreement, is located at 240 Greenwich Street, New York, New York 10286.

SECTION 1.12. Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.

Deposited Securities are not intended to constitute proprietary assets of the Depositary, the Custodian or their respective nominees. Beneficial ownership of the Deposited Securities is intended to be, at all times during the term of this

Deposit Agreement, vested in the Owners or Holders of the American Depositary Shares representing such Deposited Securities.

SECTION 1.13. Disseminate.

The term “Disseminate,” when referring to a notice or other information to be sent by the Depositary to Owners, shall mean (i) sending that information to Owners in paper form by mail or another means or (ii) with the consent of Owners, another procedure that has the effect of making the information available to Owners, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form upon request by the Owner, when that information is so available and is sent in paper form as promptly as practicable upon request.

SECTION 1.14. Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.15. DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.16. Equity Conditions.

The term “Equity Conditions” shall mean:

(i)	the provision of Identity Information;

(ii)              the approval of the ARDFM, if the owner of the Shares is a Major Participant or a Bank Holding;

(iii)            that the owner (as that term is used in Kazakhstan law) of the Shares may not be or have a direct or indirect shareholder or participant that is a legal entity registered (as that term is used in Kazakhstan law) in in a Blacklisted Jurisdiction; and

(iv)             that the owner (as that term is used in Kazakhstan law) of the Shares has received any other required approval from relevant authorities in Kazakhstan to exercise its rights with respect to those Shares.

The Company shall notify the Depositary as promptly as practicable after becoming aware of any change in the rules and matters described in this Section 1.16.

SECTION 1.17. Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including, without limitation, any securities depository for the Shares.

SECTION 1.18. Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.19. Identity Information.

The term “Identity Information” shall mean information relating to the identity of and certain other information relating to the direct or indirect owner (as that term is used in Kazakhstan law) of the Shares as required to be provided to JSC “Kazakhstan Central Depositary” and, if requested by the ARDFM, the ARDFM, no less than five (5) business days prior to the relevant meeting of holders of Shares (unless a different deadline is requested by the ARDFM).

SECTION 1.20. Kazakhstan.

The term “Kazakhstan” shall mean the Republic of Kazakhstan.

SECTION 1.21. Major Participant.

The term “Major Participant” means an individual or a legal entity (except for, among others, the state of Kazakhstan, the national managing holding, an organization specializing in improving the quality of credit portfolios of second- tier banks and subsidiaries of the NBK), which, directly or indirectly (whether independently or jointly with another person), in accordance with the relevant approval of the ARDFM:

(i)        owns 10 or more per cent. of the Voting Shares of a Bank (excluding preferred shares and shares redeemed by such Bank); or

(ii)	has the power to vote 10 or more per cent. of a Bank's Voting Shares; or

(iii)    has the ability to influence the decisions taken by a Bank by virtue of an agreement or otherwise.

SECTION 1.22. NBK.

The term “NBK” shall mean the National Bank of the Republic of Kazakhstan or any successor governmental agency in Kazakhstan.

SECTION 1.23. Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for that purpose.

SECTION 1.24. Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued under this Deposit Agreement evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.25. Registrar.

The term “Registrar” shall mean any corporation or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as provided in this Deposit Agreement.

SECTION 1.26. Replacement.

The term “Replacement” shall have the meaning assigned to it in Section 4.8.

SECTION 1.27. Restricted Securities.

The term “Restricted Securities” shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of Kazakhstan, a shareholder agreement or the charter or similar document of the Company.

SECTION 1.28. Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.29. Shares.

The term “Shares” shall mean common shares of the Company that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.30. SWIFT.

The term “SWIFT” shall mean the financial messaging network operated by the Society for Worldwide Interbank Financial Telecommunication, or its successor.

SECTION 1.31. Termination Option Event.

The term “Termination Option Event” shall mean any of the following events or conditions:

(i)        the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the Company are not expected to be paid;

(ii)      the American Depositary Shares are delisted from a stock exchange in the United States on which the American Depositary Shares were listed and, 30 days after that delisting, the Company has not applied to list American Depositary Shares on another stock exchange in the United States nor is there a symbol available for over-the-counter trading of the American Depositary Shares in the United States;

(iii)    the Depositary has received notice of facts that indicate, or otherwise has reason to believe, that the American Depositary Shares have become, or with the passage of time will become, ineligible for registration on Form F-6 under the Securities Act of 1933; or

(iv)    an event or condition that is defined as a Termination Option Event in Section 4.1, 4.2 or 4.8.

SECTION 1.32. Voting Shares.

The term “Voting Shares,” with respect to a shareholders’ meeting, shall mean the number of placed (outstanding) Shares and preference shares that carry voting rights under Kazakhstan law and for which suitable Identity Information has been provided for that meeting.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.1. Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as permitted under this Deposit Agreement. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless that Receipt has been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar. The Depositary shall maintain books on which (x) each Receipt so executed and delivered as provided in this Deposit Agreement and each transfer of that Receipt and (y) all American Depositary Shares delivered as provided in this Deposit Agreement and all registrations of transfer of American Depositary Shares, shall be registered. A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, even if that person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts and statements confirming registration of American Depositary Shares may have incorporated in or attached to them such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts and American Depositary Shares are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

SECTION 2.2. Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Deposit Agreement by delivery thereof to any Custodian, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian.

As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order American Depositary Shares representing those deposited Shares, (iii) evidence satisfactory to the Depositary that those Shares have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence satisfactory to the Depositary that any necessary approval for the transfer or deposit has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of a person proposing to deposit Shares, and for the account of that person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments specified in this Section, for the purpose of forwarding those Share certificates to the Custodian for deposit under this Deposit Agreement.

The Depositary shall instruct each Custodian that, upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited under this Deposit Agreement, together with the other documents specified in this Section, that Custodian shall, as soon as transfer and recordation can be accomplished, present that certificate or those certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or that Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

The Depositary shall not, in its capacity as Depositary, lend Deposited Securities. The Depositary shall not permit any Custodian, in its capacity as Custodian, to lend Deposited Securities.

SECTION 2.3. Delivery of American Depositary Shares.

The Depositary shall instruct each Custodian that, upon receipt by that Custodian of any deposit pursuant to Section 2.2, together with the other documents or evidence required under that Section, that Custodian shall notify the Depositary of that deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof. Upon receiving a notice of a deposit from a Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of those American Depositary Shares as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with that deposit and the transfer of the deposited Shares. However, the Depositary shall deliver only whole numbers of American Depositary Shares.

SECTION 2.4. Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon

(i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split- up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5. Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

The Company has advised the Depositary that the laws of Kazakhstan, as of the date of this Deposit Agreement, impose the Equity Conditions for the ownership of the Shares.

Upon surrender of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Shares for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security. That delivery shall be made, as provided in this Section, without unreasonable delay.

As a condition of accepting a surrender of American Depositary Shares for the purpose of withdrawal of Deposited Securities, the Depositary may require (i) that each surrendered Receipt be properly endorsed in blank or accompanied by proper instruments of transfer in blank and (ii) that the surrendering Owner execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in that order.

Thereupon, the Depositary shall direct the Custodian to deliver, subject to this Section and Sections 2.6, 3.1 and 3.2, the other terms and conditions of this Deposit Agreement and local laws, market rules and practices, to the surrendering Owner or to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission. The

Company agrees not to prevent, hinder or unreasonably delay any lawful delivery or registration of transfer of Deposited Securities upon surrender of American Depositary Shares for the purpose of withdrawal.

If Deposited Securities are delivered physically upon surrender of American Depositary Shares for the purpose of withdrawal, that delivery will be made at the Custodian’s office, except that, at the request, risk and expense of an Owner surrendering American Depositary Shares for withdrawal of Deposited Securities, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

SECTION 2.6. Limitations on Delivery, Registration of Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The Depositary may refuse to accept deposits of Shares for delivery of American Depositary Shares or to register transfers of American Depositary Shares in particular instances, or may suspend deposits of Shares or registration of transfer generally, whenever it, acting in good faith, or the Company considers it necessary or advisable to do so. The Depositary may refuse surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities in particular instances, or may suspend surrenders for the purpose of withdrawal generally, but, notwithstanding anything to the contrary in this Deposit Agreement, only for (i) temporary delays caused by closing of the Depositary’s register or the register of holders of Shares maintained by the

Company or the Foreign Registrar, or the deposit of Shares, in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities or (iv) any other reason that, at the time, is permitted under paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act of 1933 or any successor to that provision.

The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities.

SECTION 2.7. Lost Receipts, etc.

If a Receipt is mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon surrender and cancellation of that mutilated Receipt, or in lieu of and in substitution for that destroyed, lost or stolen Receipt. However, before the Depositary will deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner must (a) file with the Depositary (i) a request for that replacement before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfy any other reasonable requirements imposed by the Depositary.

SECTION 2.8. Cancellation and Destruction of Surrendered Receipts.

The Depositary shall cancel all Receipts surrendered to it and is authorized to destroy Receipts so cancelled.

SECTION 2.9. DTC Direct Registration System and Profile Modification

System.

(a)       Notwithstanding the provisions of Section 2.4, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b)      In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.1. Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made. If requested in writing by the Company, the Depositary will provide the Company in a timely manner and at the Company’s expense with copies of such proofs, certificates and other information that it receives pursuant to this Section 3.1, to the extent that disclosure is permitted under applicable law.

SECTION 3.2. Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary

Shares or in connection with a transaction to which Section 4.8 applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares and apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Shares shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under this Section that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under this Section, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

SECTION 3.3. Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under this Section shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.4. Disclosure of Interests.

When required in order to comply with applicable laws and regulations or the charter or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section. Each Holder consents to the disclosure by the Depositary and the Owner or any other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder. The Depositary agrees to use reasonable efforts to comply with written instructions requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request. The Depositary may charge the Company a fee and its expenses for complying with requests under this Section 3.4.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.1. Cash Distributions.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may:

(i)                 require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution; or

(ii)              sell all Deposited Securities other than the subject cash distribution and add any net cash proceeds of that sale to the cash distribution, call for surrender of all those American Depositary Shares and require that surrender as a condition of making that cash distribution.

If the Depositary acts under this paragraph, that action shall also be a Termination Option Event.

SECTION 4.2. Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or

4.4 on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section

4.1. The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution to be made under this Section 4.2 would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may:

(i)                 require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution; or

(ii)              sell all Deposited Securities other than the subject distribution and add any net cash proceeds of that sale to the distribution, call for surrender of all those American Depositary Shares and require that surrender as a condition of making that distribution.

If the Depositary acts under this paragraph, that action shall also be a Termination Option Event.

SECTION 4.3. Distributions in Shares.

Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Shares, the Depositary may, and shall, subject to the requirements of applicable law, if the Company shall so request in writing, deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require reasonably satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933 that has not been effected.

SECTION 4.4. Rights.

(a)       If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and legal and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b)      If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under this Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c)       If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d)      If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e)	Payment or deduction of the fees of the Depositary as provided in Section

5.9 and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under this Section 4.4.

(f)       The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.

SECTION 4.5. Conversion of Foreign Currency.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or any of its affiliates or the Custodian shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates, or the Custodian or the Company may convert currency and pay Dollars to the Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request. Where the Custodian converts currency, the Custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Owners, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the Depositary may receive dividends or other distributions from the Company in Dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of the Company and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor the Company makes any representation that the rate obtained or determined by the Company is the most favorable rate and neither it nor the Company will be liable for any direct or indirect losses associated with the rate.

SECTION 4.6. Fixing of Record Date.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

SECTION 4.7. Voting of Deposited Shares.

(a)                          The Company has advised the Depositary that the laws of Kazakhstan, as of the date of this Deposit Agreement, impose the Equity Conditions for the exercise of voting rights with respect to Shares. At the time it gives notice of any shareholders’ meeting, if the Company also requests the Depositary to act under paragraph (b), the Company shall notify the Depositary of the number of placed (outstanding) Shares and preference shares that would be Voting Shares if suitable Identity Information is provided with respect to that meeting.

(b)      Upon receipt of notice of any meeting of holders of Shares at which holders of Shares may be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be determined by the Depositary in consultation with the Company to the extent practicable, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of Kazakhstan and of the charter or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares, (iii) a statement as to the manner in which those instructions may be given, including the manner in which the required Identity Information concerning the beneficial owner of American Depositary Shares may be given, (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”) and (v) the number of potential Voting Shares provided by the Company under paragraph (a).

(c)       As of the date of this Deposit Agreement and until the requirements of applicable law change, the notice Disseminated to the Owners under paragraph

(b) shall require that a voting instruction include (i) the Identity Information with respect to the beneficial owner and (ii) a statement that the beneficial owner

(A) is not, and does not have direct or indirect shareholders or participants that are, legal entities registered (as that term is used in Kazakhstan law) in a Blacklisted Jurisdiction, (B) if, based solely on the number of potential Voting Shares provided by the Company with respect to the meeting, the beneficial owner would be a Major Participant or a Bank Holding, it has received the approval of the ARDFM to exercise voting rights and (C) has received any other required approval from a relevant authority in Kazakhstan to exercise voting rights. Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, if the request also satisfies the conditions set forth in the preceding sentence, the Depositary may, and, if the Depositary sent a notice under the preceding paragraph, the Depositary shall, (i) send the Identity Information to each of JSC “Kazakhstan Central Depository” and the Company and, if requested by the ARDFM, the ARDFM, no less than five (5) business days prior to the date of the relevant meeting of holders of Shares (unless a different deadline is requested by the ARDFM) and (ii) endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

The Company may block the Depositary’s votes from being cast under the preceding sentence if it reasonably believes that the beneficial owner of the American Depositary Shares is not entitled to exercise voting rights under the Company’s charter or the applicable laws of Kazakhstan. The Depositary shall have no responsibility to examine or verify any information provided by Owners in connection with their voting instructions and shall have no liability if that information is not correct or if the Company blocks the Depositary’s votes from being cast. The term “Voting Shares” as used in Kazakhstan law and this Deposit Agreement means the number of placed (outstanding) Shares and preference shares that carry voting rights under Kazakhstan law and for which suitable Identity Information has been provided. The parties acknowledge that a holder of Shares that votes at a shareholders’ meeting will have a larger percentage of Voting Shares with respect to that meeting than its percentage of outstanding Shares and preference shares if other shareholders do not provide Identity Information with respect to that meeting. As a result, a beneficial owner of American Depositary Shares that intends to give voting instructions will not be able to determine in advance of the shareholders’ meeting what percentage of Voting Shares it will be deemed to be voting at that meeting or whether it might be treated as a Bank Holding or Major Participant with respect to that meeting.

(d)      Notwithstanding paragraph (c) above, the Depositary shall be entitled to request the Company to provide to the Depositary, and when such request has been made, it shall not be required to endeavor to vote any deposited Shares unless the Depositary has received from legal counsel for the Company that is reasonably acceptable to the Depositary an opinion, at the expense of the Company, to the effect that, under the laws of Kazakhstan and the charter of the Company, the voting arrangements provided in this Deposit Agreement are valid and binding on Owners and Holders, the Depositary is permitted to exercise voting rights with respect to deposited Shares under those arrangements and, in so voting, the Depositary will not be deemed to be exercising voting discretion.

(e)       There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (b) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(f)        In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (b) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting not less than 30 days prior to the meeting date.

SECTION 4.8. Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities.

(a)       The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b)      If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 and (iii) distribute the money received upon that Redemption to the

Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c)       If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under this Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the reasonable opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under this Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d)      In the case of a Replacement where the new Deposited Securities will continue to be held under this Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary

Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e)       If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares have become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and that condition shall be a Termination Option Event.

SECTION 4.9. Reports.

The Depositary shall make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10. Lists of Owners.

As promptly as practicable upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and American Depositary Share holdings of all Owners.

SECTION 4.11. Withholding.

If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, officers, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1. Maintenance of Office and Register by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the delivery, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep a register of all Owners and all outstanding American Depositary Shares, which shall be open for inspection by the Company and the Owners at the Depositary’s Office during regular business hours, but only for the purpose of communicating with Owners regarding the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the register for delivery, registration of transfer or surrender for the purpose of withdrawal from time to time as provided in Section 2.6.

If any American Depositary Shares are listed on one or more stock exchanges, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of those American Depositary Shares in accordance with any requirements of that exchange or those exchanges.

SECTION 5.2. Prevention or Delay of Performance by the Company or the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i)  if by reason of (A) any provision of any present or future law or regulation or other act or action of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the charter or similar document of the Company, or any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to, earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes, criminal acts or outbreaks of infectious disease; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii)   for any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);

(iii)   for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders; or

(iv)    for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 applies, or an offering to which Section 4.4 applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

SECTION 5.3. Obligations of the Depositary and the Company.

None of the Company and its directors, officers, employees, agents and affiliates assumes any obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders.

None of the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Each of the Depositary and the Company, and their respective directors, officers, employees, agents or affiliates, may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

None of the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or non- action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise.

In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

SECTION 5.4. Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in this Section. The effect of resignation if a successor depositary is not appointed is provided for in Section 6.2.

The Depositary may at any time be removed by the Company by 90 days’ prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in this Section.

If the Depositary resigns or is removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the United States of America. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Deposit Agreement. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon payment of all sums due it from the Company, shall deliver to its successor a register listing all the Owners and their respective holdings of outstanding American Depositary Shares and shall deliver the Deposited Securities to or to the order of its successor. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Deposit Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations (but not accrued liabilities) under this Deposit Agreement, except for its duties under Section 5.8 with respect to the time before that discharge. A successor depositary shall notify the Owners of its appointment as soon as practical after assuming the duties of Depositary.

Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under this Deposit Agreement. If the Depositary receives notice that a Custodian is resigning and, upon the effectiveness of that resignation there would be no Custodian acting under this Deposit Agreement, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian under this Deposit Agreement. The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Securities held by it to another Custodian. The Depositary shall notify the Company as soon as practicable of any change in the Custodian.

SECTION 5.6. Notices and Reports.

If the Company takes or decides to take any corporate action of a kind that is addressed in Sections 4.1 to 4.4, or 4.6 to 4.8, or that effects or will effect a change of the name or legal structure of the Company, or that effects or will effect a change to the Shares, the Company shall notify the Depositary and the Custodian of that action or decision as soon as it is lawful and practical to give that notice. The notice shall be in English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Shares by publication or otherwise.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. The Company agrees to pay the cost of producing the quantity of paper copies of those notices, reports and communications as requested by the Depositary from time to time in order for the Depositary to effect that Dissemination.

The Company represents, continuously, that the statements in Article 11 of the form of Receipt appearing as Exhibit A to this Deposit Agreement or, if applicable, most recently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 with respect to the Company’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, or its qualification for exemption from registration under that Act pursuant to Rule 12g3-2(b) under that Act, as the case may be, are true and correct. The Company agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements or if there is any change in the Company’s status regarding those reporting obligations or that qualification.

SECTION 5.7. Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares,

(3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary either (i) evidence reasonably satisfactory to the Depositary that the Distribution is registered under the Securities Act of 1933 or

(ii) a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating that the Distribution does not require, or, if made in the United States, would not require, registration under the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares that, at the time of deposit, are Restricted Securities.

SECTION 5.8. Indemnification.

The Company agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and each Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the fees and the reasonable expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold each of them harmless from any liability or expense (including, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the fees and reasonable expenses of counsel) that may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.9. Charges of Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections

4.1 through 4.4 and Section 4.8, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under this Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

In performing its duties under this Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10. Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary.

SECTION 5.11. Exclusivity.

Without prejudice to the Company’s rights under Section 5.4, the Company agrees not to appoint any other depositary for issuance of depositary shares, depositary receipts or any similar securities or instruments so long as The Bank of New York Mellon is acting as Depositary under this Deposit Agreement.

SECTION 5.12. Information for Regulatory Compliance.

Each of the Company and the Depositary shall provide to the other, as promptly as practicable, information from its records or otherwise available to it that is reasonably requested by the other to permit the other to comply with applicable law or requirements of governmental or regulatory authorities.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by a written agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable (including SWIFT) or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by this Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2. Termination.

(a)       The Company may initiate termination of this Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of this Deposit Agreement if (i) at any time 120 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 or

(ii) a Termination Option Event has occurred. If termination of this Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and this Deposit Agreement shall terminate on that Termination Date.

(b)      After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

(c)       At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations (but not accrued liabilities) under this Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 and (iii) to act as provided in paragraph (d) below.

(d)      After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in this Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under this Deposit Agreement except as provided in this Section.

ARTICLE 7. MISCELLANEOUS

SECTION 7.1. Counterparts; Signatures; Delivery; Electronic Records.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and shall be open to inspection by any Owner or Holder during regular business hours.

This Deposit Agreement may be executed by manual or electronic signatures, including images of manually executed signatures, DocuSign, AdobeSign or a similar agreed-upon electronic signature system, and may be delivered by exchange of copies of this Deposit Agreement by facsimile or email including a pdf or similar bit-mapped image of the signature pages. The parties to this Deposit Agreement represent and agree that if it has been executed or delivered electronically as provided in the preceding sentence or subsequently stored in and retrieved from an electronic record-keeping system, it shall have the same legal effect, validity and enforceability as a manually executed agreement maintained in a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, and that they shall not argue to the contrary.

SECTION 7.2. No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Owners and the Holders and their respective successors and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in a Receipt should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Deposit Agreement or that Receipt shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.5. Notices.

Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by international courier or by email attaching a pdf or similar bit-mapped image of a signed writing, addressed to JSC Kaspi.KZ, 154, Nauryzbay Batyr, Almaty, 050013, Kazakhstan, Attention: Larissa Dedikova, larissa.dedikova@kaspi.kz and Maria Tkach, maria.tkach@kaspi.kz, or any other place or email address to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if in English and personally delivered or sent by international courier or by email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Attention: Depositary Receipt Administration, email: bnymdepositarynotices@bnymellon.com or any other place to which the Depositary may have transferred its Office with notice to the Company.

Delivery of a notice to the Company or Depositary by international courier shall be deemed effected when the courier service reports it has made or attempted delivery. Delivery of a notice to the Depositary sent by email shall be deemed effected when the recipient acknowledges receipt of that notice..

A notice to be given to an Owner shall be deemed to have been duly given when Disseminated to that Owner. Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that Owner at the address of that Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if that Owner has filed with the Depositary a written request that notices intended for that Owner be mailed to some other address, at the address designated in that request. Dissemination in electronic form will be effective when sent in the manner consented to by the Owner to the electronic address most recently provided by the Owner for that purpose.

SECTION 7.6. Arbitration; Settlement of Disputes.

Any dispute, controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, or the breach hereof or thereof, if so elected by the claimant, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal. If a dispute, controversy, claim or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant(s) and respondent(s)), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators, each of whom shall have the qualifications described above.

The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

The arbitral tribunal shall have no authority to award any consequential, special or punitive damages or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay.

SECTION 7.7. Appointment of Agent for Service of Process; Submission to Jurisdiction; Jury Trial Waiver.

The Company hereby (i) designates and appoints the person named in Exhibit A to this Deposit Agreement as the Company's authorized agent in the United States upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement (a “Proceeding”), (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any Proceeding may be instituted and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any Proceeding. The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by the agent named in Exhibit A to this Deposit Agreement of its appointment as process agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue that designation and appointment in full force and effect, or to appoint and maintain the appointment of another process agent located in the United States as required above, and to deliver to the Depositary a written acceptance by that agent of that appointment, for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to maintain the designation and appointment of a process agent in the United States in full force and effect, the Company hereby waives personal service of process upon it and consents that a service of process in connection with a Proceeding may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under this Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND ANY CLAIM BASED ON U.S. FEDERAL SECURITIES LAWS.

No disclaimer of liability under the United States federal securities laws or the rules and regulations thereunder is intended by any provision of this Deposit Agreement, inasmuch as no person is able to effectively waive the duty of any other person to comply with its obligations under those laws, rules and regulations.

SECTION 7.8. Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any duty of performance under this Deposit Agreement, claim, legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any immunity of that kind and consents to relief and enforcement as provided above.

SECTION 7.9. Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without regard to conflicts of law principles.

IN WITNESS WHEREOF, JSC KASPI.KZ and THE BANK OF NEW YORK

MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

JSC KASPI.KZ

By:

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:

Name: Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

THE BANK OF NEW YORK MELLON AMERICAN DEPOSITARY RECEIPT FOR COMMON SHARES OF

JSC KASPI.KZ

(INCORPORATED UNDER THE LAWS OF KAZAKHSTAN)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called “Shares”) of JSC Kaspi.KZ, incorporated under the laws of Kazakhstan (herein called the “Company”). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) with a custodian for the Depositary (herein called the “Custodian”) that, as of the date of the Deposit Agreement, was Halyk Bank JSC located in Kazakhstan. The Depositary's Office and its principal executive office are located at 240 Greenwich Street, New York, N.Y. 10286.

THE DEPOSITARY'S OFFICE ADDRESS IS

240 GREENWICH STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of ______, 2024 (herein called the “Deposit Agreement”) among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of those Shares and held thereunder (those Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF SHARES.

The Company has advised the Depositary that the laws of Kazakhstan, as of the date of the Deposit Agreement, impose the Equity Conditions for the Ownership of the Shares. Upon surrender of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Shares for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security. The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission. The Company agrees not to prevent, hinder or unreasonably delay any lawful delivery or registration of transfer of Deposited Securities upon surrender of American Depositary Shares for the purpose of withdrawal. If Deposited Securities are delivered physically upon surrender of American Depositary Shares for the purpose of withdrawal, that delivery will be made at the Custodian’s office, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the

Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

3.	REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY SHARES; COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to accept deposits of Shares for delivery of American Depositary Shares or to register transfers of American Depositary Shares in particular instances, or may suspend deposits of Shares or registration of transfer generally, whenever it, acting in good faith, or the Company considers it necessary or advisable to do so. The Depositary may refuse surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities in particular instances, or may suspend surrenders for the purpose of withdrawal generally, but, notwithstanding anything to the contrary in the Deposit Agreement, only for (i) temporary delays caused by closing of the Depositary’s register or the register of holders of Shares maintained by the Company or the Foreign Registrar, or the deposit of Shares, in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any

U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities or (iv) any other reason that, at the time, is permitted under paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act of 1933 or any successor to that provision.

The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, at the time of deposit, are Restricted Securities.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section

4.8 of the Deposit Agreement applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under Section 3.2 of the Deposit Agreement that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1 of the Deposit Agreement. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under Section 3.2 of the Deposit Agreement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under Section

3.3 of the Deposit Agreement shall survive the deposit of Shares and delivery of American Depositary Shares.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made.

As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order, the number of American Depositary Shares representing those Deposited Shares, (iii) evidence satisfactory to the Depositary that those Shares have been re- registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.	CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of

$5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of

$.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and 4.8 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of that Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under the Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to the Company to reimburse the Company for costs and expenses generally arising out of establishment and maintenance of the American Depositary Shares program, waive fees and expenses for services provided by the Depositary or share revenue from the fees collected from Owners or Holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

8.	DISCLOSURE OF INTERESTS.

When required in order to comply with applicable laws and regulations or the charter or similar document of the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to Section 3.4 of the Deposit Agreement. Each Holder consents to the disclosure by the Depositary and the Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to that Section relating to that Holder that is known to that Owner or other Holder.

9.	TITLE TO AMERICAN DEPOSITARY SHARES.

It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same, consents and agrees that American

Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York, and that American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares, but only to the Owner.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Those reports will be available for inspection and copying through the Commission's EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will maintain a register of American Depositary Shares and transfers of American Depositary Shares, which shall be open for inspection by the Company and the Owners at the Depositary’s Office during regular business hours, but only for the purpose of communicating with Owners regarding the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, convert that dividend or other cash distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the

Owners entitled thereto; provided, however, that if the Custodian or the Depositary is required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may:

(i)	require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution; or

(ii)	sell all Deposited Securities other than the subject cash distribution and add any net cash proceeds of that sale to the cash distribution, call for surrender of all those American Depositary Shares and require that surrender as a condition of making that cash distribution.

If the Depositary acts under this paragraph, that action shall also be a Termination Option Event.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution to be made under Section 4.2 of the Deposit Agreement would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may:

(i)	require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution; or

(ii)	sell all Deposited Securities other than the subject distribution and add any net cash proceeds of that sale to the distribution, call for surrender of all those American Depositary Shares and require that surrender as a condition of making that distribution.

If the Depositary acts under this paragraph that action shall also be a Termination Option Event.

Whenever the Depositary receives any distribution consisting of a dividend in, or free distribution of, Shares, the Depositary may, and shall, subject to the requirements of applicable law, if the Company shall so request in writing, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require reasonably satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933 that has not been effected.

If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, officers, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it. Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.

13.	RIGHTS.

(a)                If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and legal and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b)               If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Shares under the Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c)                If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d)               If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

(e)                Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of the Deposit Agreement.

(f)                The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular , or to sell rights.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or any of its affiliates or the Custodian shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates, or the Custodian or the Company may convert currency and pay Dollars to the Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the Deposit

Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3 of that Agreement. The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request. Where the Custodian converts currency, the Custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Owners, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the Depositary may receive dividends or other distributions from the Company in Dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of the Company and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor the Company makes any representation that the rate obtained or determined by the Company is the most favorable rate and neither it nor the Company will be liable for any direct or indirect losses associated with the rate.

15.	RECORD DATES.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4 of the Deposit Agreement) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7 of the Deposit Agreement, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting,

(iii)  who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

16.	VOTING OF DEPOSITED SHARES.

(a)                The Company has advised the Depositary that the laws of Kazakhstan, as of the date of the Deposit Agreement, impose the Equity Conditions for the exercise of voting rights with respect to Shares. At the time it gives notice of any shareholders’ meeting, if the Company also requests the Depositary to act under paragraph (b), the Company shall notify the Depositary of the number of placed (outstanding) Shares and preference shares that would be Voting Shares if suitable Identity Information is provided with respect to that meeting.

(b)               Upon receipt of notice of any meeting of holders of Shares at which holders of Shares may be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be determined by the Depositary in consultation with the Company to the extent practicable, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of Kazakhstan and of the charter or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Shares represented by their respective American Depositary Shares, (iii) a statement as to the manner in which those instructions may be given, including the manner in which the required Identity Information concerning the beneficial owner of American Depositary Shares may be given, (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”) and (v) the number of potential Voting Shares provided by the Company under paragraph (a).

(c)                As of the date of the Deposit Agreement and until the requirements of applicable law change, the notice Disseminated to the Owners under paragraph (b) shall require that a voting instruction include (i) the Identity Information with respect to the beneficial owner and (ii) a statement that the beneficial owner (A) is not, and does not have direct or indirect shareholders or participants that are, legal entities registered (as that term is used in Kazakhstan law) in a Blacklisted Jurisdiction, (B) if, based solely on the number of potential Voting Shares provided by the Company, the beneficial owner would be a Major Participant or a Bank Holding, it has received the approval of the ARDFM to exercise voting rights and

(C) has received any other required approval from a relevant authority in Kazakhstan to exercise voting rights. Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, if the request also satisfies the conditions set forth in the preceding sentence, If such conditions are satisfied, the Depositary may, and, if the Depositary sent a notice under the preceding paragraph, the Depositary shall, (i) send the Identity Information to each of JSC “Kazakhstan Central Depository” and the Company and, if requested by the ARDFM, the ARDFM, no less than five (5) business days prior to the date of the relevant meeting of holders of Shares (unless a different deadline is requested by the ARDFM) and (ii) endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with instructions given by Owners and received by the Depositary.

The Company may block the Depositary’s votes from being cast under the preceding sentence if it reasonably believes that the beneficial owner of the American Depositary Shares is not entitled to exercise voting rights under the Company’s charter or the applicable laws of Kazakhstan. The Depositary shall have no responsibility to examine or verify any information provided by Owners in connection with their voting instructions and shall have no liability if that information is not correct or if the Company blocks the Depositary’s votes from votes from being cast. The term “Voting Shares” with respect to a shareholders’ meeting as used in Kazakhstan law and the Deposit Agreement means the number of placed

(outstanding) Shares and preference shares that carry voting rights under Kazakhstan law and for which suitable Identify Information has been provided for that meeting. The parties acknowledge that a holder of Shares that votes at a shareholders’ meeting will have a larger percentage of Voting Shares with respect to that meeting than its percentage of outstanding Shares and preference shares if other shareholders do not provide Identity Information with respect to that meeting. As a result, a beneficial owner of American Depositary Shares that intends to give voting instructions will not be able to determine in advance of the shareholders’ meeting what percentage of Voting Shares it will be deemed to be voting at that meeting or whether it might be treated as a Bank Holding or Major Participant with respect to that meeting.

(d)               Notwithstanding paragraph (c) above, the Depositary shall be entitled to request the Company to provide to the Depositary, and when such request has been made, it shall not be required to endeavor to vote any deposited Shares unless the Depositary has received from legal counsel for the Company that is reasonably acceptable to the Depositary an opinion, at the expense of the Company, to the effect that, under the laws of Kazakhstan and the charter of the Company, the voting arrangements provided in the Deposit Agreement are valid and binding on Owners and Holders, the Depositary is permitted to exercise voting rights with respect to deposited Shares under those arrangements and, in so voting, the Depositary will not be deemed to be exercising voting discretion.

(e)                There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (b) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(f)                In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Shares, if the Company will request the Depositary to Disseminate a notice under paragraph (b) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Shares in connection with the meeting not less than 30 days prior to the meeting date.

17.	TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a)                The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b)               If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption,

(B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section 2.5 or 6.2 of the Deposit Agreement and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 of that Agreement (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1 of that Agreement). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c)                If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the reasonable opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d)               In the case of a Replacement where the new Deposited Securities will continue to be held under the Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e)                If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares have become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and that condition shall be a Termination Option Event.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i)	if by reason of (A) any provision of any present or future law or regulation or other act or action of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the charter or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes, criminal acts or outbreaks of infectious disease; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii)	for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take);

(iii)	for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv)	for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of that Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

None of the Company or the Depositary or any of their respective directors, officers, employees, agents and affiliates, assumes any obligation nor shall any of them be subject to any liability under the Deposit Agreement to Owners or Holders, except that each of the Company and the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. None of the Depositary or the Company, or any of their respective directors, officers, employees, agents or affiliates, shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. None of the Depositary or the Company, or any of their respective directors, officers, employees, agents or affiliates, shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company, and their respective directors, officers, employees, agents and affiliates, may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days’ prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in the Deposit Agreement. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by the written agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable (including SWIFT) or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

(a)                The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 120 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of that Agreement or (ii) a Termination Option Event has occurred. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.

(b)               After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.

(c)                At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations (but not accrued liabilities) under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges), (ii) for its obligations under Section 5.8 of that Agreement and (iii) to act as provided in paragraph (d) below.

(d)               After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in Section 6.2 of that Agreement.

22.	DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)                Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b)            In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

23.	Arbitration; Settlement of Disputes.

Any dispute, controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, or the breach hereof or thereof, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association, and

judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal. If a dispute, controversy, claim or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant(s) and respondent(s)), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators, each of whom shall have the qualifications described above. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

The arbitral tribunal shall have no authority to award any consequential, special or punitive damages or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay.

24.	APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

The Company has (i) appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as the Company's authorized agent in the United States upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND ANY CLAIM BASED ON U.S. FEDERAL SECURITIES LAWS.

No disclaimer of liability under the United States federal securities laws or the rules and regulations thereunder is intended by any provision of the Deposit Agreement, inasmuch as no person is able to effectively waive the duty of any other person to comply with its obligations under those laws, rules and regulations.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any duty of performance under the Deposit Agreement, claim, legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SCHEDULE 2

1.	A document executed outside the Republic of Kazakhstan will be accepted by the courts of the Republic of Kazakhstan if such document is legalised or apostilled.
2.	A document drawn up in a foreign language, when submitted to the courts of the Republic of Kazakhstan, must be accompanied by a duly certified translation into the language of the legal proceedings in such courts.